Exhibit 10.33

Performance-Based Vesting

HMH HOLDINGS (DELAWARE), INC.

2012 MANAGEMENT INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK AWARD NOTICE

Houghton Mifflin Harcourt Company (formerly known as HMH Holdings (Delaware), Inc.) (the “Company”) has previously established the HMH Holdings (Delaware), Inc. 2012 Management Incentive Plan (the “Plan”) and, pursuant thereto, the Company desires to grant to the Person identified on Schedule I hereto (the “Grantee”) performance-based restricted shares of the Company’s common stock, $0.01 par value per share (“Common Stock” and each share, a “Share”), as of [            ], 2015 (the “Grant Date”), subject to the terms and conditions set forth in this notice (“Award Notice”).

1. Award. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee that number of performance-based restricted Shares (the “Performance Shares”) as set forth on Schedule I attached hereto (the “Award”). The Award shall vest in accordance with Section 2 hereof.

2. Terms and Conditions.

(a) The Award shall be one hundred percent (100%) unvested as of the Grant Date. Except as otherwise provided in the Plan and this Award Notice, the Award shall vest and become non-forfeitable (and the restrictions thereupon shall lapse) on the later of (i) the third (3rd) anniversary of the Grant Date (such date, the “Scheduled Vesting Date”, and such three-year period from the Grant Date, the “Applicable Period”) and (ii) the date that the Committee certifies the performance results as described on Schedule I attached hereto (the “Performance Vesting Date”), provided that the Grantee remains in continuous service with the Company or any of its Subsidiaries on the Scheduled Vesting Date or the Performance Vesting Date, as applicable. The Grantee shall be entitled to receive that number of Performance Shares (if any) equal to (x) the Performance Leverage Factor (as defined on Schedule I ) multiplied by (y) the Target Shares (as defined on Schedule I). Any Performance Shares that do not vest and become non-forfeitable pursuant to this Section 2 shall be forfeited.

(b) Except as otherwise provided in this Section 2, in the event that the Grantee’s continuous service is terminated by the Company or by the Grantee for any reason (including for death or Disability), the Grantee shall forfeit the unvested Award as of the Grantee’s termination date.

(c) In the event that the Grantee’s continuous service is terminated by the Company due to the Grantee’s death or Disability (i) after the one-year anniversary of the Grant Date but before the date that is six (6) months prior to the expiration of the Performance Period (as defined on Schedule I), the unvested Award shall immediately vest assuming that Target Achievement Level (as defined on Schedule I) has been achieved, prorated to reflect the number of months employed during the Applicable Period; or (ii) after the date that is six (6) months prior to the expiration of the Performance Period, the unvested Award shall vest on the

Performance Vesting Date based on the Performance Leverage Factor achieved for the full Performance Period, prorated to reflect the number of months employed during the Applicable Period.

(d) Except as otherwise provided in Section 2(e), in the event that the Grantee’s continuous service is terminated by the Company without Cause after the one-year anniversary of the Grant Date but prior to either the Scheduled Vesting Date or the Performance Vesting Date, the unvested Award shall vest on the Performance Vesting Date based on the Performance Leverage Factor achieved for the full Performance Period, prorated to reflect the number of months the Grantee was employed during the Applicable Period.

(e) Immediately prior to a Change in Control, a number of Performance Shares equal to the Target Shares shall convert into service-based Restricted Stock (and the number of Performance Shares in excess of the Target Shares shall be forfeited) which shall vest on the Scheduled Vesting Date (without regard to achievement of any of the performance metrics set forth on Schedule I), provided that the Grantee remains in continuous service with the Company or any of its Subsidiaries on the Scheduled Vesting Date. Notwithstanding any provision herein to the contrary, (i) if the Committee has made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, then in the event that the Grantee’s continuous service is terminated (A) by the Company due to death or Disability following the occurrence of the Change in Control, then Section 2(c) shall not apply and the unvested service-based Restricted Stock shall immediately fully vest, but prorated to reflect the number of months employed during the Applicable Period, or (B) by the Company other than for Cause, and other than due to death or Disability, within one (1) year following the occurrence of the Change in Control, the unvested service-based Restricted Stock shall become immediately fully vested; or (ii) if the Committee has not made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, then the unvested service-based Restricted Stock shall become fully vested immediately prior to the Change in Control.

(f) Dividends, if any, payable with respect to Performance Shares that vest hereunder shall be distributed to the Grantee in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, within thirty (30) days following either the Scheduled Vesting Date or Performance Vesting Date, as applicable (or, if applicable, an earlier vesting date pursuant to Section 2(c)(i) or Section 2(e) above) (such relevant date, the “Vesting Date”), and, if such Performance Shares are forfeited, the Grantee shall have no right to such dividends.

(g) The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Award, payment by the Grantee of any federal, state, local or other taxes that may be required to be withheld or paid in connection with the Award. At the sole discretion of the Committee, the Grantee may satisfy such withholding obligation (1) by allowing the Company to withhold whole Shares that would otherwise be delivered to the Grantee, having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay, equal to the minimum withholding taxes required in connection with the Award or by allowing the Company to withhold an amount of cash that would otherwise be payable to the Grantee, in the amount necessary to satisfy any such obligation; (2) by paying such obligation in cash; (3) by delivering Shares or (4) by any combination of the foregoing (1) through (3).

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3. Non-Transferability. The Award is subject to the restrictions on transferability set forth in Section 9.3 of the Plan. In addition, the Grantee agrees to comply with any written holding requirement policy adopted by the Company for employees.

4. Rights as Shareholder. The Grantee shall be the record owner of the Performance Shares unless and until such Performance Shares are forfeited or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Performance Shares.

5. Certificates. As a condition to the receipt of this Award, the Grantee shall deliver to the Company an escrow agreement and share powers, duly endorsed in blank, relating to the Performance Shares. Certificates evidencing the Performance Shares shall be issued by the Company and shall be registered in the Grantee’s name on the stock transfer books of the Company promptly after the date hereof, and shall be deposited, together with the share powers, with an escrow agent designated by the Committee (who may be the Company’s transfer agent), and shall remain in the physical custody of such escrow agent at all times prior to, in the case of any particular Performance Shares, the applicable Vesting Date.

6. Restrictive Legend. All certificates representing the Performance Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE HMH HOLDINGS (DELAWARE), INC. 2012 MANAGEMENT INCENTIVE PLAN AND A RESTRICTED STOCK AWARD NOTICE, BETWEEN HOUGHTON MIFFLIN HARCOURT COMPANY AND THE GRANTEE. A COPY OF SUCH PLAN AND AWARD NOTICE IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HOUGHTON MIFFLIN HARCOURT COMPANY.

7. Adjustments. The Award is subject to adjustment pursuant to Section 3.2 of the Plan.

8. Applicable Securities Laws. Shares issued pursuant to the Award shall not be sold or transferred unless either they first shall have been registered under the Securities Act or, upon request by the Company, the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

9. Notice. Every notice or other communication relating to this Award Notice shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee’s address as recorded in the records of the Company or any Subsidiary.

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10. Governing Law. This Award Notice shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

11. Plan. The terms and provisions of the Plan are incorporated herein by reference, a copy of which has been provided or made available to the Grantee. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Award Notice, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

12. Interpretation. Any dispute regarding the interpretation of this Award Notice shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Grantee.

13. No Right to Continued Service. Nothing in this Award Notice shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any Subsidiary to terminate the Grantee’s service.

14. Severability. Every provision of this Award Notice is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

15. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Award Notice.

16. Section 409A. It is intended that the Award be exempt from or comply with Section 409A of the Code and this Award Notice shall be interpreted consistent therewith.

17. Clawback. To the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

18. Successors. The terms of this Award Notice shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

19. Entire Agreement. This Award Notice and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereof.

20. Counterparts. This Award Notice may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Award Notice to be executed by its duly authorized representative and the Grantee has executed this Award Notice, effective as of the Grant Date.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:
Name:	William F. Bayers
Title:	Executive Vice President and General Counsel

GRANTEE

Name:

SCHEDULE I

Performance Leverage Factor

Except as may otherwise be provided herein, the Performance Shares shall vest as to the performance conditions based on the achievement of specified levels of the Performance Goals for the Performance Period, as set forth herein.

Target Shares = [                ]1 shares of Common Stock.

Performance Shares = [                ]2 shares of Common Stock.

(i)	Billings Metric

The Performance Leverage Factor will be weighted one-half (1/2) based on the achievement of cumulative Billings (as defined below) for the Company’s 2015, 2016 and 2017 fiscal years (such three-fiscal-year period, the “Performance Period”), as follows:

Achievement Level	Billings Goal			Billings Achievement Percentage		Billings Payout Percentage
Maximum	$	[	]	[	]%	[	]%
Target	$	[	]	[	]%	[	]%
Threshold	$	[	]	[	]%	[	]%

If the Billings Achievement Percentage for the Performance Period is greater than Threshold Achievement Level and less than Target Achievement Level, or greater than Target Achievement Level and less than Maximum Achievement Level, then the Billings Achievement Percentage (and, in turn, the Billings Payout Percentage) shall be determined based on linear interpolation between the applicable Achievement Levels. If Billings Achievement Percentage for the Performance Period is equal to or greater than the Maximum Achievement Level, then the Billings Payout Percentage shall be capped at [        ]%.

For the avoidance of doubt, if the Billings Achievement Percentage achieved for the Performance Period is less than Threshold Achievement Level, then the Billings Achievement percentage shall be zero.

“Billings” is measured by Net Sales in accordance with accounting principles generally accepted in the United States adjusted for the change in deferred revenue on the balance sheet during the period and for the impact of material acquisitions and divestitures.

[1]	Insert target number of shares of common stock.
[2]	Insert maximum number of shares of common stock.

(ii)	Adjusted Post Plate Cash EBITDA Metric

The Performance Leverage Factor will be weighted one-half (1/2) based on the achievement of cumulative Adjusted Post Plate Cash EBITDA (as defined below) for the Performance Period, as follows:

Achievement Level	Adjusted Post Plate Cash EBITDA Goal			Adjusted Post Plate Cash EBITDA Achievement Percentage		Adjusted Post Plate Cash EBITDA Payout Percentage
Maximum	$	[	]	[	]%	[	]%
Target	$	[	]	[	]%	[	]%
Threshold	$	[	]	[	]%	[	]%

If Adjusted Post Plate Cash EBITDA achieved for the Performance Period is greater than Threshold Achievement Level and less than Target Achievement Level, or greater than Target Achievement Level and less than Maximum Achievement Level, then the Adjusted Post Plate Cash EBITDA Achievement Percentage (and, in turn, the Adjusted Post Plate Cash EBITDA Payout Percentage) shall be determined based on linear interpolation between the applicable Achievement Levels. If Adjusted Post Plate Cash EBITDA for the Performance Period is equal to or greater than the Maximum Achievement Level, then the Adjusted Post Plate Cash EBITDA Payout Percentage shall be capped at [        ]%.

For the avoidance of doubt, if Adjusted Post Plate Cash EBITDA achieved for the Performance Period is less than Threshold Achievement Level, then the Adjusted Post Plate Cash EBITDA Achievement Percentage shall be zero.

Billings Achievement Percentage and Adjusted Post Plate Cash EBITDA Achievement Percentage are sometimes referred to in this Award Notice (individually or collectively, as the context requires) as the “Achievement Percentage”.

For purposes of determining Adjusted Post Plate Cash EBITDA, the accounting measure used for determining performance, for any period, will be consolidated net income, in accordance with accounting principles generally accepted in the United States, for such period, subject to such adjustments as determined appropriate by the Committee in its sole discretion which may include, without limitation, the following additions and subtractions: plus, without duplication and to the extent deducted in determining such consolidated net income, the sum of: (i) consolidated interest expense for such period; (ii) provisions for taxes based on income, profits or losses (determined on a consolidated basis) during such period; (iii) all amounts attributable to depreciation and amortization for such period; (iv) any extraordinary losses for such period; (v) any fees, expenses or charges for such period related to any equity offering, Investment, acquisition permitted hereunder, permitted disposition, recapitalization or the incurrence of Indebtedness including a refinancing thereof (in each case, whether or not successful); (vi) any non-cash charges for such period (for the avoidance of doubt, including, but not limited to, purchase accounting adjustments, assets impairments and equity compensation charges, unrealized derivatives charges); (vii) restructuring charges for such period relating to current or anticipated future cash expenditures, including restructuring costs related to closure or consolidation of facilities, and severance and other separation costs and post-retirement medical expenses; (viii) other non-recurring charges, (ix) deferred financing fees (and any write-offs thereof), and (x) the change in deferred revenue on the balance sheet less “additions to pre-publication costs” per the statement of cash flows. Adjusted Post Plate Cash EBITDA for any period will be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of: (A) the cumulative effect of any changes in GAAP or accounting principles applied by management; (B) any gain or loss for such period that represents after-tax gains or losses attributable to any sale, transfer or other disposition or abandonment of assets other than dispositions or sales of inventory and other dispositions in the ordinary course of business; (C) any extraordinary gains for such period; and (D) the impact of material acquisitions and divestitures.

(iii)	Performance Leverage Factor Calculation

The Performance Leverage Factor (expressed as a percentage) shall be determined as the result of the sum of:

(Billings Payout Percentage * 50%) + (Adjusted Post Plate Cash EBITDA Payout percentage * 50%)